                                                                EXHIBIT 10.21




                               SUBLEASE AGREEMENT

                                 by and between

                       Seitel, Inc. and its subsidiaries
                          (collectively, "Sublessor")

                                      and

                            Eagle Geophysical, Inc.
                                 ("Subtenant")

                                      and

                                 50 B.H., Inc.
                               ("First Landlord")


                  dated as of the ____ day of _________, 1997

                               TABLE OF CONTENTS

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ARTICLE I.  Sublease of Subleased Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.1  Subleased Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.2  Habendum Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II.  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III.  Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE IV.  Additional Expenses; Services; Parking . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 4.1  Additional Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 4.2  Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 4.3  Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE V.  Use of Premises; Construction of Improvements . . . . . . . . . . . . . . . . . . . . . .   4
         Section 5.1  Use of Subleased Premises and Common Areas  . . . . . . . . . . . . . . . . . .   4
         Section 5.2  Construction of Improvements  . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE VI.  Assumption Agreement and Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 6.1  Assumption of Assumed Provisions  . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 6.2  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 6.3  Superior Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 6.4  Evidence of Performance of Assumed Provisions . . . . . . . . . . . . . . . . .   5
         Section 6.5  No Preferential Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE VII.  Limitation of Liability and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 7.1  Indemnity and Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 7.2  Release from Acts and Omissions of First Landlord and Third Parties . . . . . .   6
         Section 7.3  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 7.4  Casualty or Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 7.5  Asbestos  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VIII.  Condition of Subleased Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IX.  No Subleasing by Subtenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE X.  Furniture and Fixtures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8





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
ARTICLE XI.  Events of Default and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 11.1  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 11.2  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 11.3  No Surrender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 11.4  Liability of Subtenant Upon Termination  . . . . . . . . . . . . . . . . . . .   9
         Section 11.5  Liability of Subtenant Upon Repossession . . . . . . . . . . . . . . . . . . .  10
         Section 11.6  Additional Obligations of Subtenant Upon Default . . . . . . . . . . . . . . .  10
         Section 11.7  No Obligation to Relet . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 11.8  Sublessor's Right to Remedy Defaults . . . . . . . . . . . . . . . . . . . . .  10
         Section 11.9  Tenant's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE XII.  Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 12.1  Texas Law to Apply . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 12.2  Parties Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 12.3  Legal Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 12.4  Prior Agreements Superseded  . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 12.5  Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 12.6  Nonwaiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 12.7  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 12.8  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 12.9  Surrender of Subleased Premises  . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 12.10  No Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 12.11  No Filing of Lease or Memorandum  . . . . . . . . . . . . . . . . . . . . . .  13
         Section 12.11  Signage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE XIII.  Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE XIV.  Joinder by First Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


                                    EXHIBITS


       Exhibit "A"   -    Floor Plan of 50 Briar Hollow Lane, 6th Floor West

       Exhibit "B"   -    Parking Space Allocation

                               SUBLEASE AGREEMENT


         THIS SUBLEASE AGREEMENT ("Sublease") is made as of the ____ day of __________, 1997, among Seitel, Inc., a Delaware corporation ("Seitel"), Seitel Gas & Energy, Inc., a Delaware corporation and wholly owned subsidiary of Seitel ("SG&E"), and Seitel Management, Inc., a Delaware corporation and wholly owned subsidiary of Seitel ("Seitel Management," and collectively with Seitel and SG&E, "Sublessor"), Eagle Geophysical, Inc., a Delaware corporation ("Subtenant"), and 50 B.H., Inc. ("First Landlord").


                                    Recitals

         A. By Lease Agreement dated February 27, 1992 by and between Seitel and First Landlord, First Landlord leased to Sublessor certain space in 50 Briar Hollow, West Building (the "Building"), an office building located at 50 Briar Hollow Lane, Houston, Harris County, Texas.

         B. Said Lease Agreement has been amended from time to time including, without limitation, by that certain First Amendment to Lease Agreement dated effective July 12, 1993, that certain Second Amendment to Lease Agreement dated effective February 2, 1994, that certain Third Amendment to Lease Agreement dated effective April 24, 1995, and an agreement terminating such lease as of August 31, 1997, each by and between First Landlord and Seitel (collectively, the "Amendments"). Said Lease Agreement, as amended from time to time including by the Amendments, and as it may be further amended from time to time, is herein referred to as the "Seitel Leases."

         C. By Lease Agreement dated April 24, 1995, and an agreement terminating such lease as of August 31, 1997, by and between SG&E and First Landlord, First Landlord leased to SG&E certain space in the Building (as so amended, the "SG&E Leases").

         D. By Lease Agreement dated July ___, 1997, by and between Seitel Management and First Landlord, First Landlord leased to Seitel Management, effective September 1, 1997, the space in the Building previously leased by Seitel and SG&E under the Seitel Leases and the SG&E Leases (the "Seitel Management Lease").

         E. The Seitel Leases, the SG&E Leases, and the Seitel Management Lease are herein called the "First Leases." The portion of the Building leased to Sublessor under the First Leases is herein called the "Leased Premises."

         F. Sublessor, Subtenant and First Landlord desire that Sublessor sublease to Subtenant approximately 7,581 rentable square feet of space on the 6th floor of the Building ("Subleased Premises"), the Subleased Premises being depicted on the Floor Plan of the 6th floor of the Building attached hereto as Exhibit "A."

                                   Agreement

         In consideration of the Recitals, the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor, Subtenant and First Landlord hereby agree as follows:


                                   ARTICLE I.

                         Sublease of Subleased Premises

         Section 1.1 Subleased Premises. Sublessor, in consideration of the rents, covenants, agreements and conditions herein set forth which Subtenant hereby agrees shall be paid, kept and performed, does hereby sublease unto Subtenant, and Subtenant does hereby rent and sublease from Sublessor, the Subleased Premises, containing approximately 7,581 square feet of net rentable area, subject to all encumbrances and other matters affecting the Subleased Premises.

         Section 1.2 Habendum Clause. TO HAVE AND TO HOLD the Subleased Premises, together with all and singular the rights and privileges appurtenant thereunto attaching or in anywise belonging, exclusively unto Subtenant and its successors and assigns (to the extent permitted herein), for the term set forth in Article II hereof, subject to termination as herein provided and all encumbrances and other matters affecting the Subleased Premises and subject to and upon the covenants, agreements, terms, provisions and limitations herein set forth.


                                  ARTICLE II.

                                      Term

         The term of this Sublease shall commence on the date of the Closing of Subtenant's initial public offering of its common stock. The date upon which the term of this Sublease commences shall be herein called the "Commencement Date." This Sublease shall terminate, unless sooner terminated pursuant to the provisions hereof, on the earlier of (i) August 31, 2000, (ii) termination of any of the First Leases (unless such termination was caused by a default by Subtenant under this Sublease or any of the Assumed Provisions, as hereinafter defined), or (iii) termination of Sublessor's right to possession of the Leased Premises under the First Leases (unless such termination was caused by a default by Subtenant under this Sublease or any of the Assumed Provisions).



                                  ARTICLE III.

                                      Rent

         The rent for the Subleased Premises shall be payable in advance on the Commencement Date and on the first day of each month thereafter throughout the term of this Sublease. Each monthly installment shall be in the amount of Seitel's total monthly rental payments under the First Leases multiplied by a fraction, the numerator of which is the square footage within the Subleased Premises and the denominator of which is the total square footage of the Leased Premises under the First Leases. Such rent shall include any and all adjustments and escalation payments Seitel is obligated to pay under the First Leases. All unpaid rent under the Sublease shall be due upon termination of this Sublease. The rent payable hereunder shall be payable to Seitel, without notice or demand and without deduction, abatement or setoff, in lawful money of the United States, at the address of Seitel set forth in the notice provision of this Sublease.
If the Commencement Date or the last date of the term of this Sublease should be on any day other than the first or last date of a calendar month, respectively, then the rent for such month shall be made on a pro rata basis for the part of such month included within the term of this Sublease. All past due installments of rent shall bear interest at the highest non-usurious rate permitted by law from the date due until paid and, at Sublessor's option, shall be subject to a late charge in the amount of five percent (5%) of the amount past due if the same is more than five (5) days past due.


                                  ARTICLE IV.

                     Additional Expenses; Services; Parking

         Section 4.1 Additional Expenses. In addition to paying rent as set forth in Article III, Subtenant shall pay its pro rata share of any additional costs and expenses incurred by Seitel under the First Leases or otherwise relating to the Leased Premises as a whole, and shall pay all of any additional costs and expenses (such as overtime a/c or heat) incurred by Seitel with respect to the Subleased Premises. Any such sums shall be due within five days of the date of an invoice therefor submitted by the Sublessor to Subtenant.

         Section 4.2  Services.

         (a) Phone System. Subtenant currently utilizes Sublessor's telephone system and related equipment. During the Term, Subtenant shall continue to use such phone system and related equipment and shall pay Sublessor therefor a monthly fee of $1,100 payable with each rent payment hereunder. Such equipment shall remain the property of Sublessor, and shall be returned to Sublessor upon termination of this Sublease. In the event Subtenant requires additional phone equipment during the Term, such equipment shall be acquired directly by Subtenant at Subtenant's cost, which additional equipment shall be the property of Subtenant. Subtenant shall pay, within five (5) days of invoice, all long distance charges incurred by Subtenant billed to Sublessor, and Subtenant's pro rata share, based on the number of phone extensions allocated to Sublessor, of local phone charges billed to Sublessor.

         (b) Computer Network. Subtenant currently utilizes Sublessor's local area network and related file servers and network computers. During the Term, Subtenant may continue to use such network and related equipment for a monthly fee of $225 plus $25 per user payable with each rent payment hereunder. Subtenant may at any time during the term, upon sixty (60) days advance written notice, terminate its use of Sublessor's computer network and related equipment, and upon such termination such usage fee shall cease. Sublessor shall not be obligated to provide such access to its computer network and related equipment if Subtenant's usage thereof increases above levels of usage prior to the effective date of this Sublease and such increase is determined by Sublessor, in its sole discretion, to interfere with Sublessor's use of such network and related equipment. Sublessor may terminate such access upon thirty (30) days advance written notice in such event. Subtenant may also utilize the services, on an as available basis, of Sublessor's Network Administrator for a fee of $60 per hour, billed in minimum amounts of one hour and in half hour increments thereafter. Subtenant will pay such fees within five (5) days of invoice therefor.

         Section 4.3  Parking.  Subtenant shall be entitled to the use of six
(6) reserved parking spaces, as designated on Exhibit "B" hereto. Subtenant shall not be required to pay any additional fees for the use of such parking spaces.


                                   ARTICLE V.

                 Use of Premises; Construction of Improvements

         Section 5.1 Use of Subleased Premises and Common Areas. The Subleased Premises shall be used by Subtenant solely for office space and for no other purposes. Subtenant will not suffer or permit the use of the Subleased Premises, or any part thereof, in any manner that would violate any provision of the First Leases. Subtenant agrees that its use of any common areas in or about the Building will not interfere with Sublessor's use thereof, and that Subtenant will not do or permit to be done any act which would prohibit or hinder Sublessor's use thereof.

         Section 5.2 Construction of Improvements. Subtenant shall make no alterations, installations, additions or improvements in or to the Subleased Premises without the prior written consent of Sublessor and, if required under the First Leases, First Landlord. Any such alterations, installations, additions or improvements shall be made at Subtenant's sole cost and expense, must be made in compliance with the terms of the First Leases, and may only be made by persons authorized pursuant to the terms of the First Leases. The removal of such alterations, installations, additions or improvements upon termination of this Sublease shall be governed by the provisions of Article X of this Sublease.


                                  ARTICLE VI.

                       Assumption Agreement and Covenants

         Section 6.1 Assumption of Assumed Provisions. The Subtenant hereby assumes and agrees with Sublessor and First Landlord to fully and timely comply with, observe, perform and discharge, all of the provisions of the First Leases respecting the Subleased Premises which are to be observed or performed during the term hereof by the Sublessor as tenant under the First Leases, except the provisions of the First Leases concerning payment of rent. All of the provisions of the First Leases respecting the Subleased Premises which are to be observed, performed or discharged during the term hereof by Subtenant as provided in the immediately preceding sentence are herein collectively called the "Assumed Provisions." None of the rights, titles or interests of Sublessor under the First Leases are assigned to Subtenant.

         Section 6.2 Indemnity. All of the Assumed Provisions are incorporated into this Sublease as fully as if completely rewritten herein. The Subtenant agrees to be bound to the Sublessor and First Landlord by all of the Assumed Provisions, in so far as they relate to the Subleased Premises, to assume toward Sublessor and First Landlord and perform all of the obligations and responsibilities under the Assumed Provisions and to indemnify and hold harmless Sublessor and First Landlord from and against any liability, cost, expense, damage or claim (including attorneys' fees and court costs) relating to any obligation, duty or responsibility assumed by Subtenant hereunder, including without limitation, any liability, cost, expense, damage or claim incurred by Sublessor as tenant under the First Leases relating to any obligation, duty or responsibility assumed by Subtenant hereunder.

         Section 6.3 Superior Matters. This Sublease, and all of Subtenant's rights and estates hereunder, are and shall always be subject and subordinate to the First Leases and all encumbrances and other matters affecting the Building and the land on which the Building is situated. Subtenant acknowledges that it has received a copy of the First Leases as they currently exist, has had an opportunity to review the same, and is familiar with the Assumed Provisions and rental payments it is undertaking pursuant to this Sublease.

         Section 6.4 Evidence of Performance of Assumed Provisions. At any time that Subtenant is obligated to deliver to First Landlord any payment, evidence of performance of any of the Assumed Provisions or any other receipt, notice or other matter, Subtenant shall deliver evidence of any such payment or true and correct copies thereof to Seitel on or prior to the date any such item is to be delivered to First Landlord.

         Section 6.5 No Preferential Rights. Subtenant acknowledges that Sublessor is a major tenant of the Building and that the First Leases contain a number of provisions which grant to Sublessor, as such major tenant, concessions, privileges, credits, allowances or other preferential rights, which are intended to be for the benefit of Sublessor only, and which are not intended to be passed on to Subtenant. Consequently, notwithstanding anything contained in this Sublease to the contrary, Subtenant agrees that it shall not have any of the rights granted to Sublessor under the First Leases including, without limitation, lease concessions, moving credits or allowances, preferential rights to lease additional space in the Building, rights to expand to additional space in the Building, rights to renew all or any portion of the First Leases, rights to receive any allowance for tenant finish or renovation set out in the First Leases, or any other right not directly applicable to the Subleased Premises.

                                  ARTICLE VII.

                     Limitation of Liability and Indemnity

         Section 7.1  Indemnity and Release.

         (a) Except for injury to any person, or damage to the property of any person, proximately caused by the gross negligence or willful misconduct of Sublessor or agents or employees of Sublessor, Subtenant shall indemnify and save Sublessor and its agents and employees harmless from and against all claims (including attorneys' fees and court costs) arising from any act or omission of Subtenant or Subtenant's agents, employees or contractors, or arising from any injury to any person or damage to the property of any person occurring during the term of this Sublease in or about the Leased Premises or the Subleased Premises. Subtenant agrees to use and occupy the Subleased Premises at its own risk and hereby releases Sublessor, and agents or employees of Sublessor from all claims for any damage or injury to the full extent permitted by law, unless such damage or injury is proximately caused by the gross negligence or willful misconduct of Sublessor or the agents or employees of Sublessor.

         (b) Except for injury to any person, or damage to the property of any person, proximately caused by the gross negligence or willful misconduct of First Landlord or agents or employees of First Landlord, Subtenant shall indemnify and save First Landlord and its agents and employees harmless from and against all claims (including attorneys' fees and courts costs) arising from any act or omission of Subtenant or Subtenant's agents, employees or contractors, or arising from any injury to any person or damage to the property of any person occurring during the term of this Sublease in or about the Leased Premises or the Subleased Premises. Subtenant agrees to use and occupy the Subleased Premises at its own risk and hereby releases First Landlord, and agents or employees of First Landlord from all claims for any damage or injury to the full extent permitted by law, unless such damage or injury is proximately caused by the gross negligence or willful misconduct of First Landlord or the agents or employees of First Landlord.

         Section 7.2 Release from Acts and Omissions of First Landlord and Third Parties. Subtenant agrees that under no circumstances shall Sublessor be liable to Subtenant, nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused, because of any failure or delay on the part of the First Landlord in furnishing the services and repairs which the First Landlord is obligated to furnish or make pursuant to the terms of the First Leases. Subtenant further agrees that neither Sublessor nor First Landlord shall be responsible or liable to Subtenant or its employees, agents, customers or invitees for bodily injury (fatal or nonfatal) or property damage occasioned by the acts or omissions of any other tenant of the Building or such tenant's employees, agents, contractors, customers or invitees.

         Section 7.3 Insurance. Subtenant shall secure and maintain in force comprehensive general liability insurance, including contractual liability specifically applying to the provisions of this Sublease and completed operations liability with limits of not less than $5,000,000.00 with respect to bodily injury or death to any number of persons in any one accident or occurrence and with respect to property damage in any one accident or occurrence. All insurance maintained in accordance with the provisions of this
Section 7.3 shall be issued by companies reasonably satisfactory to Sublessor, and carried in the names of First Landlord, Sublessor and Subtenant, as their respective interests may appear. All liability insurance policies shall name Sublessor and First Landlord as additional named insureds and shall include contractual liability endorsements. Subtenant shall furnish Sublessor with duplicate originals or copies certified as being true and correct of all insurance policies required under this Section 7.3, and shall furnish and maintain with Sublessor, at all times, a certificate of the insurance carrier certifying that such insurance shall not be canceled without at least fifteen (15) days advance written notice to Sublessor. If Subtenant fails to maintain such insurance, Sublessor, at its election but without obligation to do so, may procure such insurance as may be necessary to comply with these requirements, and Subtenant agrees to repay the cost of same to Sublessor on demand, with interest thereon at the maximum rate permitted by law from the date of expenditure until paid. The obligations of Subtenant under this Article VII and the other provisions of this Sublease shall be in addition to, and not in lieu of, the obligations of Subtenant under the Assumed Provisions.

         Section 7.4 Casualty or Condemnation. If the Subleased Premises are damaged by fire or other casualty or are condemned or taken in any manner for a public use, and this Sublease and the First Leases are not terminated as a result of such occurrence, it shall be solely the obligation of First Landlord pursuant to the terms of the First Leases, and not of Sublessor, to repair, restore or rebuild the Subleased Premises, and Subtenant shall not be entitled to any award for any such condemnation.

         Section 7.5 Asbestos. Subtenant acknowledges that it is aware that some fireproofing and other materials used in the Building may contain asbestos. Notwithstanding any provisions in this Sublease to the contrary, no repairs, alteration, renovation, construction or decoration which requires the moving of ceiling tiles and/or the disturbance of any spray-on fireproofing material or structural members of the Building may be made by Subtenant without the express prior written consent of First Landlord. Subtenant hereby releases Sublessor and First Landlord from any and all liability, cost, expense or claim which may be suffered by or asserted against Sublessor or First Landlord in connection with the presence of any asbestos or asbestos-containing materials situated in or around the Subleased Premises or elsewhere in the Building.


                                 ARTICLE VIII.

                        Condition of Subleased Premises

         Subtenant shall accept possession of the Subleased Premises, and the fixtures and appurtenances therein, on the Commencement Date in its then present condition. Accordingly, Sublessor shall have no obligation whatsoever to make or construct any improvements within the Subleased Premises. Subtenant shall maintain the Subleased Premises, and the fixtures and appurtenances therein, in good order, repair and condition at all times.

                                  ARTICLE IX.

                           No Subleasing by Subtenant

         Subtenant shall not voluntarily or involuntarily assign, sublease or otherwise transfer, mortgage, encumber or hypothecate all or any portion of its interest under this Sublease or the Subleased Premises, or allow any other person to occupy all or any part of the Subleased Premises, without the prior written consent of Sublessor and First Landlord. If Sublessor and First Landlord consent to any such action by Subtenant, Subtenant shall pay Sublessor all sums collected in connection with such action in excess of the sums payable by Subtenant under this Sublease within ten (10) days following receipt thereof by Subtenant. No assignment, subletting, mortgaging, encumbering, hypothecation or other action or transfer by Subtenant shall relieve or release Subtenant from any of its obligations under this Sublease or any of the Assumed Provisions.


                                   ARTICLE X.

                             Furniture and Fixtures

         Subtenant may from time to time, and shall at the termination of this Sublease, remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (1) Subtenant is not in default of any obligation or covenant under this Sublease at the time of such removal; and (2) Subtenant promptly repairs all damage caused by such removal. All other property at the Subleased Premises and any alteration, installation, addition or improvement in or to the Subleased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, walls or ceiling of the Subleased Premises shall remain the property of Sublessor and shall remain upon and be surrendered with the Subleased Premises as part thereof at the termination of this Sublease (or at the termination of Subtenant's right to possession of the Subleased Premises), Subtenant hereby waiving all rights to any payment or compensation therefor.


                                  ARTICLE XI.

                         Events of Default and Remedies

         Section 11.1 Events of Default. Each of the following acts or omissions of Subtenant or occurrences shall constitute an "Event of Default":

                      (i) Failure or refusal by Subtenant to timely pay rent or any other sum when due hereunder;

                      (ii) Failure to perform or observe any other covenant or condition of this Sublease by Subtenant to be performed or observed;

                      (iii) Abandonment or vacating of the Subleased Premises or any significant portion thereof;

                      (iv) The filing or execution or occurrence of any of the following; provided, however, in the case of any such filing or execution or occurrence which is involuntary with respect to Subtenant, such filing or execution or occurrence is not vacated within thirty (30) days after the occurrence thereof: a petition in bankruptcy or other insolvency proceeding by or against Subtenant; or petition or answer seeking relief under any provision of the United States Bankruptcy Code, or an assignment for the benefit of creditors or composition, or a petition or other proceeding by or against the Subtenant for the appointment of a trustee, receiver or liquidator of Subtenant or any property of Subtenant or a proceeding by any government authority for the dissolution or liquidation of Subtenant; or

                      (v) The termination or any occurrence giving rise to a right of termination of any of the First Leases or termination of Sublessor's right to possession or any occurrence giving rise to a right of termination of possession of the Leased Premises under the First Leases caused (in whole or in part) by the default of Subtenant under this Sublease or any of the Assumed Provisions.

         Section 11.2 Remedies. This Sublease and the term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, and so long as such Event of Default remains uncured, Sublessor may, at its option, in addition to all other rights and remedies given hereunder or by law or equity, do either of the following:

                      (i) Terminate this Sublease, in which event Subtenant shall immediately surrender possession of the Subleased Premises to Sublessor; or

                      (ii) Enter upon and take possession of the Subleased Premises and remove Subtenant and all other occupants therefrom, with or without having terminated the Sublease.

         Section 11.3  No Surrender.   Exercise by Sublessor of any one or more
remedies hereunder granted or otherwise available shall not be deemed to be an acceptance or surrender of the Subleased Premises by Subtenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Sublessor and Subtenant.

         Section 11.4  Liability of Subtenant Upon Termination.

         (a) If Sublessor elects to terminate this Sublease by reason of an Event of Default, then, notwithstanding such termination, Subtenant shall be liable for and shall pay to Sublessor the sum of all rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rent reserved hereunder for the remaining portion of the term of this Sublease (had such term not been terminated by Sublessor prior to the date of expiration stated in Article II), less the then present value of the fair rental value of the Subleased Premises for such period. All present values shall be based on a three percent (3%) per annum discount rate.

         (b) If Sublessor elects to terminate this Sublease by reason of an Event of Default, in lieu of exercising the rights of Sublessor under the preceding subparagraph, Sublessor may instead hold Subtenant liable for all rent and other indebtedness accrued to the date of such termination, plus such rent and other indebtedness as would otherwise have been required to be paid by Subtenant to Sublessor during the period following termination of the term of this Sublease measured from the date of such termination by Sublessor until the date of expiration stated in Article II (had Sublessor not elected to terminate this Sublease on account of such Event of Default) diminished by any "Net Sums" (as hereinafter defined) thereafter received by Sublessor through reletting the Subleased Premises during said period. Actions to collect amounts due by Subtenant provided for in this Section may be brought from time to time by Sublessor during the aforesaid period, on one or more occasions, without the necessity of Sublessor's waiting until expiration of such period; and in no event shall Subtenant be entitled to any excess of rent (or rent plus other sums) obtained by reletting over and above the rent provided for in this Sublease. As used herein, the term "Net Sums" refers to all rent, if any, received by Sublessor through reletting the Subleased Premises following termination of this Sublease or termination of Subtenant's right to possession of the Subleased Premises, reduced by any expenses incurred by Sublessor as provided in Section 11.6.

         Section 11.5 Liability of Subtenant Upon Repossession. If Sublessor elects to repossess the Subleased Premises without terminating this Sublease, then Subtenant shall be liable for and shall pay to Sublessor all rent and other indebtedness accrued to the date of such repossession, plus rent required to be paid by Subtenant to Sublessor during the remainder of the term of this Sublease (had such term not been terminated by Sublessor prior to the date of expiration stated in Article II), diminished by any Net Sums thereafter received by Sublessor through reletting the Subleased Premises during said period. In no event shall Subtenant be entitled to any excess of any rent obtained by reletting over and above the rent herein reserved. Actions to collect amounts due by Subtenant as provided in this Section 11.5 may be brought from time to time, on one or more occasions, without the necessity of Sublessor's waiting until the expiration of the term of this Sublease.

         Section 11.6 Additional Obligations of Subtenant Upon Default. In case of an Event of Default, Subtenant shall also be liable for and shall pay to Sublessor, in addition to any sum provided to be paid above, (a) broker's fees incurred by Sublessor in connection with reletting the whole or any part of the Subleased Premises; (b) the cost of removing and storing Subtenant's or other occupants' property; (c) the cost of repairing the Subleased Premises into the condition called for by the terms of this Sublease; and (d) all expenses incurred by Sublessor in enforcing Sublessor's remedies, including reasonable attorneys' fees. Past due rent and other past due payments shall bear interest from maturity at the highest non-usurious interest rate permitted by law until paid.

         Section 11.7 No Obligation to Relet. In the event of termination of this Sublease or repossession of the Subleased Premises for an Event of Default, Sublessor shall not have any obligation to relet or attempt to relet the Subleased Premises, or any portion thereof, or to collect rental after reletting; but Sublessor shall have the option to relet or attempt to relet. In the event of reletting, Sublessor may relet the whole or any portion of the Subleased Premises for any period, to any tenant, and for any use and purpose.

         Section 11.8 Sublessor's Right to Remedy Defaults. If Subtenant should fail to make any payment or cure any default hereunder within the time herein permitted, Sublessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Subtenant (and enter the Subleased Premises for such purpose), and thereupon Subtenant shall be obligated to, and hereby agrees to, pay Sublessor, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Sublessor in taking such remedial action together with interest on all such sums at the highest non-usurious rate permitted by law from the date of such demand until payment.

         Section 11.9 Tenant's Remedies. In the event of any default by Sublessor, Subtenant's exclusive remedies shall be an action for damages and/or for declaratory or injunctive relief (Subtenant hereby waiving the benefit of any laws granting it a prejudgment lien upon the property of Sublessor and/or upon rent due Sublessor), but prior to any such action Subtenant will give Sublessor written notice specifying such default with particularity, and Sublessor shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Sublessor of due diligence) in which to cure any such default. Unless and until Sublessor fails to so cure any default after such notice, Subtenant shall not have any remedy or cause of action by reason thereof. All obligations of Sublessor hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Sublessor only during the period of its possession of the Subleased Premises and not thereafter.



                                  ARTICLE XII.

                            Miscellaneous Provisions

         Section 12.1 Texas Law to Apply. THIS SUBLEASE SHALL BE CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE PERFORMABLE IN HARRIS COUNTY, TEXAS.

         Section 12.2 Parties Bound. Subject to the provisions of Article IX, this Sublease shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         Section 12.3 Legal Construction. In case any one or more of the provisions contained in this Sublease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Sublease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 12.4 Prior Agreements Superseded. This Sublease constitutes the sole and only agreement of the parties hereto with respect to the Subleased Premises and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

         Section 12.5 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

         Section 12.6 Nonwaiver. Neither acceptance of rent by Sublessor nor failure by Sublessor to complain of any action, non-action or default of Subtenant shall constitute a waiver of any of Sublessor's rights hereunder. Waiver by Sublessor of any right for any default of Subtenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Sublessor of Subtenant's keys to the Subleased Premises shall not constitute an acceptance of surrender of the Subleased Premises. Failure by Subtenant to complain of any action, non-action or default by Sublessor shall not constitute a waiver of any of Subtenant's rights hereunder. Waiver by Subtenant of any right for any default of Sublessor shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.

         Section 12.7 Brokers. Each party hereto acknowledges that no broker has been employed with respect to this Sublease. Sublessor hereby agrees to defend, indemnify and hold harmless Subtenant, and Subtenant hereby agrees to defend, indemnify and hold harmless Sublessor, from and against any claim by third parties for brokerage, commission, finder's or other fees relative to this Sublease or the subleasing of the Subleased Premises to Subtenant, and any court costs, attorneys' fees or other costs or expenses arising therefrom, which are alleged to be due by authorization of the indemnifying party.

         Section 12.8 Notices. Any notice provided or permitted to be given under this Sublease must be in writing and may be served (i) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (ii) by delivering the same in person to such party; or (iii) by prepaid telegram or telex. Notice shall be effective upon receipt. For purposes of notice, the addresses of the parties shall be as follows:

         If to Sublessor, to:      Seitel Management, Inc.
                                   50 Briar Hollow Lane, 7th Floor West
                                   Houston, Texas 77027
                                   Attention: Debra D. Valice

         If to Subtenant, to:      Eagle Geophysical, Inc.
                                   50 Briar Hollow Lane, 6th Floor West
                                   Houston, Texas 77027
                                   Attention: Richard W. McNairy

Either party may change its address for notice by giving written notice thereof to the other party in accordance with the foregoing provisions of this Section 12.8.

         Section 12.9 Surrender of Subleased Premises. Upon termination or expiration of this Sublease for any reason whatsoever, Subtenant shall peaceably quit, deliver up and surrender the Subleased Premises to Sublessor
(i) free of all claims and encumbrances and (ii) in good order, repair and condition and in the same condition as the Subleased Premises will be on the Commencement Date, ordinary wear and tear excepted. Upon such termination or expiration, Sublessor may, without further notice, enter upon, re-enter, possess and repossess itself of the Subleased Premises by force, summary proceedings, ejectment or otherwise, and may dispossess or remove Subtenant from the Subleased Premises. If Subtenant does not surrender possession of the Subleased Premises at the end of the term of this Sublease, such action shall not extend such term, Subtenant shall be a tenant at sufferance, and during such time of occupancy Subtenant shall pay to Sublessor, as damages, an amount equal to twice the amount of rent that was payable immediately prior to the end of such term, as well as all actual damages suffered by Sublessor as a result of such holding over. Sublessor shall not be deemed to have accepted a surrender of the Subleased Premises by Subtenant, or to extend such term, other than by execution of a written agreement specifically so stating.

         Section 12.10 No Partnership. This Sublease shall create a landlord-tenant relationship only between Sublessor and Subtenant. In no event shall this Sublease create or be deemed to create a partnership, joint venture or any other type of relationship.

         Section 12.11 No Filing of Lease or Memorandum. Neither this Sublease nor any memorandum hereof shall be filed for record without the written consent of Sublessor, First Landlord and Subtenant.

         Section 12.11 Signage. Sublessor will install, at Subtenant's request and at Subtenant's sole cost, a sign designating the name of Subtenant which meets all requirements and specifications of the First Landlord and all of the rules and regulations governing the Building and which otherwise meets the approval of Sublessor, within view of leaving the elevator on the floor of the Building on which the Subleased Premises are located, and on the entry door of the Subleased Premises.


                                 ARTICLE XIII.

                                Security Deposit

         Within five (5) days after the Commencement Date, Subtenant shall deposit with Sublessor as a security deposit an amount equal to one month's rent. Subtenant shall not be entitled to any interest on such deposit. Sublessor may, but shall not be obligated to, apply such deposit, without notice to Subtenant and in Sublessor's sole discretion, towards the satisfaction of any of Subtenant's obligations hereunder if Subtenant does not timely satisfy such obligations. Subtenant shall promptly upon request of Sublessor replenish the amount of such deposit upon any application thereof by Sublessor. Sublessor shall return any unapplied amount of such deposit within 30 days of termination of this Sublease.

                                  ARTICLE XIV.

                           Joinder by First Landlord

         First Landlord, by execution hereof, hereby gives its express written permission to Sublessor's subletting the Subleased Premises to Subtenant on the terms and conditions set forth in this Sublease and waives and releases any right or option it may have to cancel and terminate the First Leases as to the Subleased Premises arising out of the subleasing of the Subleased Premises to Subtenant contemplated by this Sublease. First Landlord acknowledges that this Sublease, and its execution by the parties hereto, complies with the provisions of each of the First Leases. In the event of any conflict between the provisions of this Sublease and the provisions of any of the First Leases, the provisions of this Sublease shall control.

         WITNESS THE EXECUTION HEREOF on the ____ day of ________, 1997, but effective as of the Commencement Date.



                                        SEITEL, INC.



                                        By: _________________________________
                                            Name:  __________________________
                                            Title: __________________________

                                                                   "SUBLESSOR"

                                        SEITEL GAS & ENERGY, INC.



                                        By: _________________________________
                                            Name:  __________________________
                                            Title: __________________________

                                                                   "SUBLESSOR"

                                        SEITEL MANAGEMENT, INC.



                                        By: _________________________________
                                            Name:  __________________________
                                            Title: __________________________

                                                                   "SUBLESSOR"

                                        EAGLE GEOPHYSICAL, INC.



                                        By: _________________________________
                                            Name:  __________________________
                                            Title: __________________________

                                                                   "SUBTENANT"

                                        50 B.H., INC.


                                        By: _________________________________
                                            Name:  __________________________
                                            Title: __________________________

                                                              "FIRST LANDLORD"